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                                                                   Exhibit 10.17

                     EXFO-ELECTRO-OPTICAL ENGINEERING INC.

                          DIRECTORS' COMPENSATION PLAN

1.   PURPOSE OF THE PLAN

     The Plan is designed to further align the Interests of the Directors of the Corporation with those of its Shareholders by enabling Directors to be compensated through the issue of Subordinate Voting Shares.

2.   DEFINITIONS

     In this document:

     (a)  "BOARD" means the Board of Directors of the Corporation;

     (b) "BUSINESS DAY" means a day on which Canadian Chartered Banks are open for the transaction of business in Montreal and The Toronto Stock Exchange is open for trading in Toronto;

     (c) "COMPENSATION CALCULATION DATE" means the fifteenth day of each of the months March, June, September and December of each year or the Business Day next following;

     (d) "SUBORDINATE VOTING SHARES" means the subordinate voting shares in the capital stock of the Corporation;

     (e)  "CORPORATION" means EXFO Electro-Optical Engineering Inc.

     (f) "DIRECTORS" means duly elected or appointed Directors of the Corporation;

     (g) "FEE SCHEDULE" means such schedule of monetary compensation as may be established by the Board from time to time with respect to compensation of Directors, including annual retainer fees, additional compensation for maintaining share holdings above a specific level, fees for attendance at meetings of the Board or committees thereof, and such other fees as the Board may deem appropriate for services rendered on behalf of the Corporation as a member of the Board;

     (h) "MARKET PRICE", per share at any date, means the closing price of the Subordinate Voting Shares established by the greater of the closing prices of the Subordinate Voting Shares on The Toronto Stock Exchange and the NASDAQ National Market on the last trading day preceding such date or, if the Subordinate Voting Shares did not trade on such last trading day, the greater of the average, rounded off to the nearest cent, of the bid and ask prices for the Subordinate Voting Shares on The Toronto Stock Exchange and the NASDAQ National Market at the close of trading on the last trading day preceding such date;


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     (i)  "SELECTED PERCENTAGE" means such number, between 10 and 100, as a director may have chosen to establish the percentage of Quarterly Compensation to be received by that director in the form of Subordinate Voting Shares;

     (j) "PLAN" means this Directors' Compensation Plan of the Corporation, as the same may be amended or varied from time to time;

     (k)  "QUARTERLY COMPENSATION PERIOD" means a period:

          (i) commencing on the 15th day of March and ending on the 14th day of June;

          (ii) commencing on the 15th day of June and ending on the 14th day of September;

          (iii) commencing on the 15th day of September and ending on the 15th day of December;

                 in any year, and


          (iv) the period commencing on the 15th day of December in any year and ending on the 14th day of March in the year next following; and

     (l) "QUARTERLY COMPENSATION" means the aggregate compensation receivable by a director with respect to any Quarterly Compensation Period in accordance with the Fee Schedule.

3.   ADMINISTRATION OF THE PLAN

     Until otherwise determined, the Plan shall be administered by the Secretary of the Corporation under the direction of the Board.

4.   CALCULATION OF COMPENSATION

     On the first Compensation Calculation Date next following the date of approval of the Plan by the shareholders of the Corporation, and at every Compensation Calculation Date thereafter, the Secretary shall determine the Quarterly Compensation to which each Director is entitled with respect to the Quarterly Compensation Period ending with the day before such Quarterly Compensation Date.

5.   FIXATION OF SPECIFIED PERCENTAGE

     Following the approval of the Plan by the shareholders of the Corporation, each Director shall advise the Secretary of the Corporation as to the Selected Percentage of Quarterly Compensation applicable in the year in which such approval is received and shall, on or


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     before the last day of such year and each year thereafter advise the
     Corporation of the Selected Percentage applicable in the year next following the date of each such advice.

6.   PAYMENT OF QUARTERLY COMPENSATION

     Quarterly Compensation receivable shall be paid to each director respectively,

     (a) as to the amount established by application of the Selected Percentage, by the issue of Subordinate Voting Shares, and

     (b)  as to the balance of compensation, in cash.

     The election of the Subscription Percentage may be made only once in respect of any financial year of the Corporation and may not be changed during such year.

7.   ISSUANCE OF  SUBORDINATE VOTING SHARES

     The number of Subordinate Voting Shares issuable to each Director as of any Compensation Calculation Date shall be equal to the number arrived at by dividing the Specified Percentage of compensation payable to each Director respectively for the Quarterly Compensation Period preceding such calculation date by the Market Price of the Subordinate Voting Shares at the Compensation Calculation Date, disregarding fractions.

8.   NUMBER OF SHARES ISSUABLE UNDER THE PLAN

     The aggregate number of Subordinate Voting Shares to be reserved for issuance under the Plan shall be Fifty Thousand (50,000).

9.   DECISIONS OF THE BOARD

     All decisions and interpretations of the Board respecting the Plan or the Subordinate Voting Shares issued or issuable hereunder shall be conclusive and binding on the Corporation and on the Directors and their respective legal personal representatives.

10.  AMENDMENT OR DISCONTINUANCE OF PLAN

     The Board may amend or discontinue the Plan at any time.

11.  GOVERNMENT REGULATION

     The Corporation's obligation to issue and deliver Subordinate Voting Shares under the Plan is subject to:

     (a) the approval of the Toronto Stock Exchange and the NASDAQ National Market;


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     (b)  the satisfaction of all requirements under applicable securities laws in respect thereof and obtaining all such regulatory approvals as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

     (c) the admission of such Subordinate Voting Shares to listing on the Toronto Stock Exchange and the NASDAQ National Market; and

     (d) the receipt from the Director to whom such Subordinate Voting Shares are to be issued of such representations, agreements and undertakings as to future dealings in such Subordinate Voting Shares as the Corporation may determine to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

     In this connection, the Corporation shall take all reasonable steps to obtain such approvals as may be necessary for the issuance of such Subordinate Voting Shares in compliance with applicable securities laws and for the listing of such Subordinate Voting Shares on the Toronto Stock Exchange and the NASDAQ National Market.

12.  RIGHTS AS A SHAREHOLDER

     A Director shall have no rights as a holder of Subordinate Voting Shares issuable hereunder until the issuance of a certificate representing such Subordinate Voting Shares as contemplated by paragraph 6 above.

13.  APPROVALS

     The Plan shall be subject to:

     (a) the approval of the shareholders of the Corporation to be given by a resolution; and

     (b) acceptance by the Toronto Stock Exchange and the NASDAQ National Market; and

     (c) the granting by the Quebec Securities Commission of an exemption to prepare a prospectus for the distribution of the Subordinate Voting Shares of the Corporation under this Plan.



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